Exhibit 21.01

Laureate Education, Inc. Subsidiary List

Laureate Education, Inc. (Maryland)

Post-Secondary Education Acquisition Corp. (Delaware)

The Canter Group of Companies (California)

Canter and Associates, Inc. (Delaware)

Walden e-Learning, Inc. (Delaware)

Walden University, Inc. (Florida)

Laureate Education International, Ltd.  (Delaware)

Fleet Street International University Holdings LLC (Maryland)

Fleet Street International Universities CV(Netherlands)

Gesthotel SA (Switzerland)

Glion Group SA (Switzerland)

Ecole Superior du Commerce Exterieur (France)

Desarrollo del Conocimiento, SA (Chile)

Universidad de Las Americas (Chile)

CAMPVS Mater, SA (Chile)

Desarrollo de la Educacion Superior SA (Chile)

Corporacion Universidad Nacional Andres Bello (Chile)

Instituto Professional AIEP SA (Chile)

Centro de Formacion Tecnica Instituto AIEP SA (Chile)

Centro de Formacion Tecnica Instituto AIEP Regional SA (Chile)

Universidad de Las Americas — Ecuador (Ecuador)

Universidad del Valle de Mexico, A.C. (Mexico)

Grupo Educativo Potosino AC (Mexico)

Estrategia Educativa y Cultural de Tabasco, SC (Mexico)

Grupo Educativo del Sureste AC (Mexico)

Administradora del Valle del Centro (Mexico)

Administradora del Valle de Texoco (Mexico)

Administradora del Valle de Toluca (Mexico)

Grupo Educativo del Bajio, SC (Mexico)

Formacion Completa, SC (Mexico)

Hispanoamericana de Estudios Superiores SC (Mexico)

Universidad Pro Desarrollo Mexico, SC (Mexico)

ISCP-Sociedade Educacional SA (Brazil)

Iniciativas Culturales de Espana, SL (Spain)

Laureate I BV (Netherlands)

Laureate International BV (Netherlands)

Laureate OnLine Education BV (Netherlands)

IEDE Institute for Executive Development SL (Spain)

Universidad Peruana de Ciencias Aplicadas SAC (Peru)

Laureate International Costa Rica, Srl (Costa Rica)

Universidad Interamericana de Panama, SA (Panama)

Universidad Latinoamericana de Ciencia y Technologia (Panama)

Institut Francais de Gestion SAS (France)

Ecole Centrale des Techniques de l’Environement Industriel SA (France)

Universidad Technologica Centroamericana (Honduras)

A.S. Cyprus College Ltd. (Cyprus)

Wall Street International Holdings US I, Inc. (Maryland)

Escuela Superior de Alta Gestion de Hotel, SL (Spain)

Universidad Europea de Madrid, SL (Spain)

Fleet Street Investments Sarl (Luxembourg)

Hedleton BV (Netherlands)

Inversiones en Educacion Limitada (Chile)

Indae Ltda. (Chile)

San Genaro, SA (Chile)

Ice Inversiones Brazil, SL (Spain)

Prepatech Sarl (France)

AGECE Association Loi de 1901 (France)